UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2020
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 3, 2020, Exicure, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals: (1) to elect three nominees for director to hold office until the Company’s 2023 Annual Meeting of Stockholders (“Proposal 1”), and (2) to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (“Proposal 2”). The final results of the voting on each proposal are set forth below.
Proposal 1 - Election of Directors
The Company’s stockholders elected the three persons listed below as directors, each to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Bosun Hau	44,435,506	999,914	16,439,218
Chad A. Mirkin, Ph.D.	24,856,756	20,578,664	16,439,218
Jay R. Venkatesan, M.D.	24,955,393	20,480,027	16,439,218
There were no abstentions with respect to Proposal 1.
Proposal 2 - Ratification of the Selection by the Audit Committee of the Board of Directors of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2020
The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
61,698,022	56,225	120,391
There were no broker non-votes with respect to Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2020	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer